July 26, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4.01 of Form 8-K dated July 26, 2006, of Phantom Fiber Corporation and are in agreement with the statements contained in Item 4.01.


Yours sincerely,

/S/Mintz & Partners LLP
Mintz & Partners LLP
Toronto, Ontario, Canada.

cc: Mr. Jeff Halloran